As filed with the Securities and Exchange Commission on June 6, 2012

Registration Statement No. 333-164358

Registration Statement No. 333-164357

Registration Statement No. 333-160348

Registration Statement No. 333-149621

Registration Statement No. 333-140577

Registration Statement No. 333-138204

Registration Statement No. 333-131793

Registration Statement No. 333-129036

Registration Statement No. 333-123026

Registration Statement No. 333-119910

Registration Statement No. 333-104434

Registration Statement No. 333-103281

Registration Statement No. 333-103279

Registration Statement No. 333-103276

Registration Statement No. 333-56042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-164358

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-164357

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-160348

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-149621

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-140577

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-138204

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-131793

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129036

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-123026

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119910

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-104434

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-103281

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-103279

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM-8 REGISTRATION STATEMENT NO. 333-103276

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-56042

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0511729
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

2009 Employee Stock Purchase Plan

2004 Performance Incentive Plan

Individual Non-Statutory Stock Option Agreements to purchase an aggregate of 145,461 shares of Common Stock

2000 Employee Stock Purchase Plan

2000 Stock Plan

1993 Stock Plan

(Full Title of the Plans)

A. Robert D. Bailey

c/o Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, NY 14604

(585) 338-6000

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Robert P. Davis

Glenn P. McGrory

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

REMOVAL FROM REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), of ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA” or the “Registrant”):

(1)	Registration Statement No. 333-164358, pertaining to the registration of shares of common stock, par value $0.001 per share, of ISTA (“Common Stock”) under the 2009 Employee Stock Purchase Plan, which was filed with the Securities and Exchange Commission (“SEC”) on January 15, 2010;

(2)	Registration Statement No. 333-164357, pertaining to the registration of shares of Common Stock under the 2004 Performance Incentive Plan, which was filed with the SEC on January 15, 2010;

(3)	Registration Statement No. 333-160348, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on June 30, 2009;

(4)	Registration Statement No. 333-149621, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on March 10, 2008;

(5)	Registration Statement No. 333-140577, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on February 9, 2007;

(6)	Registration Statement No. 333-138204, pertaining to the registration of shares of Common Stock under the 2004 Performance Incentive Plan, which was filed with the SEC on October 25, 2006;

(7)	Registration Statement No. 333-131793, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on February 13, 2006;

(8)	Registration Statement No. 333-129036, pertaining to the registration of shares of Common Stock under the 2004 Performance Incentive Plan, which was filed with the SEC on October 17, 2005;

(9)	Registration Statement No. 333-123026, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on February 28, 2005;

(10)	Registration Statement No. 333-119910, pertaining to the registration of shares of Common Stock under the 2004 Performance Incentive Plan, which was filed with the SEC on October 22, 2004;

(11)	Registration Statement No. 333-104434, pertaining to the registration of shares of Common Stock under the 2000 Stock Plan, which was filed with the SEC on April 10, 2003;

(12)	Registration Statement No. 333-103281, pertaining to the registration of shares of Common Stock under the 2000 Employee Stock Purchase Plan, which was filed with the SEC on February 18, 2003;

(13)	Registration Statement No. 333-103279, pertaining to the registration of shares of Common Stock pursuant to individual Non-Statutory Stock Option Agreements to purchase an aggregate of 145,641 shares of Common Stock, which was filed with the SEC on February 18, 2003;

(14)	Registration Statement No. 333-103276, pertaining to the registration of shares of Common Stock under the 2000 Stock Plan, which was filed with the SEC on February 18, 2003; and

(15)	Registration Statement No. 333-56042, pertaining to the registration of shares of Common Stock under the 1993 Stock Plan, the 2000 Stock Plan, and the 2000 Employee Stock Purchase Plan, which was filed with the SEC on February 22, 2001.

Such Post-Effective Amendments are being filed to deregister all of the shares of Common Stock previously registered under the above Registration Statements on Form S-8 and remaining available thereunder.

On June 6, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 26, 2012, as amended by that certain Amendment No. 1, dated May 24, 2012 (the “Merger Agreement”), among ISTA, Bausch & Lomb Incorporated, a New York corporation (“Parent”), and Inga Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into ISTA, with ISTA continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). In connection therewith, each share of Common Stock, other than any shares owned by ISTA as treasury stock or by any wholly-owned subsidiary of ISTA, any shares owned by any subsidiary of Parent, and any shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, was converted into the right to receive $9.10 in cash, without interest thereon and less any required withholding taxes.

Accordingly, ISTA has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by ISTA in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, ISTA hereby removes from registration all securities registered but unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 6th day of June, 2012.

ISTA PHARMACEUTICALS, INC.

By:	/s/ Vicente Anido, Jr., Ph.D.
Name:	Vicente Anido, Jr., Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr., Ph.D. Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2012

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer and Vice President, Corporate Development (Principal Financial Officer and Principal Accounting Officer)	June 6, 2012

/s/ Peter Barton Hutt Peter Barton Hutt	Director	June 6, 2012

/s/ Benjamin F. McGraw, III, Pharm.D. Benjamin F. McGraw, III, Pharm.D.	Director	June 6, 2012

/s/ Dean J. Mitchell Dean J. Mitchell	Director	June 6, 2012

/s/ Andrew J. Perlman, M.D., Ph.D. Andrew J. Perlman, M.D., Ph.D.	Director	June 6, 2012

/s/ Wayne I. Roe Wayne I. Roe	Director	June 6, 2012

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